National Media Contact: Frances Jeter Sard Verbinnen & Co. (832) 680-5120 fjeter@sardverb.com

PRESS RELEASE: September 19, 2019

El Paso Electric Company Shareholders Approve Agreement to be Purchased by the
Infrastructure Investments Fund, an Investment Vehicle Advised by J.P. Morgan Investment Management Inc.

El Paso Electric Company (the “Company”) (NYSE:EE) today announced that its shareholders approved the previously announced Agreement and Plan of Merger (the “Agreement”) pursuant to which the Company will be purchased by the Infrastructure Investments Fund (“IIF”), a private investment vehicle advised by J.P. Morgan Investment Management Inc.

At a special meeting of the Company’s shareholders held today, the Company’s shareholders approved and adopted the Agreement. Of the shares voted, approximately 99.61 percent voted to approve and adopt the Agreement. The final vote results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

“We are pleased to have received support from our shareholders on our transaction with IIF and look forward to continuing the ongoing regulatory approval process,” said Adrian J. Rodriguez, interim CEO of El Paso Electric. “Serving the interests of our customers is a top priority for El Paso Electric and IIF, a committed partner with additional resources and utility and renewable energy expertise. We are confident that this agreement is in the public interest, particularly given the significant benefits for our customers, employees, and the communities we serve.”

The shareholder approval of the transaction satisfies one of the conditions to the closing contemplated by the Agreement, dated as of June 1, 2019, entered into by the Company, Sun Jupiter Holdings LLC (“Parent”), an affiliate of IIF, and one of Parent’s wholly owned subsidiaries.

Subject to receipt of the remaining approvals, including approvals or consent by the Public Utility Commission of Texas, the New Mexico Public Regulation Commission, the Federal Energy Regulatory Commission and the City of El Paso and the satisfaction of the other conditions to closing set forth in the Agreement, the Company continues to anticipate closing the transaction in the first half of 2020.

About El Paso Electric
El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 428,000 retail and wholesale customers in a 10,000 square mile area of the Rio Grande valley in west Texas and southern New Mexico.

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Forward-Looking Statements
Certain matters discussed in this news release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include those statements regarding regulatory approvals and the expected timing of completion of the proposed transaction. Forward-looking statements often include words like “believe”, “anticipate”, “target”, “project”, “expect”, “predict”, “pro forma”, “estimate”, “intend”, “will”, “is designed to”, “plan”, and words of similar meaning, or are indicated by the Company's discussion of strategies or trends. Forward-looking statements describe the Company's future plans, objectives, expectations or goals. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that these expectations will prove to be correct. Such statements address future events and conditions and include, but are not limited to, statements relating to: (1) Parent’s proposed acquisition of the Company, (2) regulatory approvals for the proposed transaction, (3) the completion of the proposed transaction, and (4) the expected timing of completion of the proposed transaction. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in the Company’s most recently filed periodic reports and in other filings made by the Company with the U.S. Securities and Exchange Commission from time to time. Any such forward-looking statement is qualified by reference to these risks and factors. The Company cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of this news release, and the Company does not undertake to update any forward-looking statement contained herein.

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For El Paso Electric: Local Media Contact Eddie Gutierrez | 915.543.5763 eduardo.gutierrez@epelectric.com
Investor Relations Contact Lisa Budtke | 915.543.5947 lisa.budtke@epelectric.com